Exhibit 23.1


                         Consent of Independent Auditors


We consent to incorporation by reference in the Registration Statement (Form S-8 No. 33-47516) pertaining to the 1992 Incentive and Non-qualified Stock Option Plan and options granted to the principals of a joint venture partner of Lone Star Steakhouse & Saloon, Inc., and in the Registration Statement (Form S-8 No. 33-75078) pertaining to the 1992 Incentive and Non-qualified Stock Option Plan and 1992 Director's Stock Option Plan of Lone Star Steakhouse & Saloon, Inc., and in the Registration Statement (Form S-8 No. 33-00280) pertaining to the1992 Incentive and Non-qualified Stock Option Plan of Lone Star Steakhouse & Saloon, Inc., of our report dated March 25, 1998, with respect to the consolidated financial statements of Lone Star Steakhouse & Saloon, Inc. included in the Annual Report (Form 10-K) for the year ended December 30, 1997.


                                                       /s/ ERNST & YOUNG LLP


Wichita, Kansas
March 25, 1998